Exhibit 10.3
ACCORDION INCREASE CERTIFICATE
To:    Crédit Agricole Corporate and Investment Bank as Agent
From:    (1) Bunge Finance Europe B.V. as Borrower, (2) Sumitomo Mitsui Banking Corporation, Citibank N.A., Jersey Branch, Crédit Agricole Corporate and Investment Bank, Deutsche Bank Luxembourg S.A., Mizuho Bank, Ltd., Wells Fargo Bank, National Association, Bank of Montreal, ING Bank N.V., BNP Paribas, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Coöperatieve Rabobank U.A., Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia (Europe) N.V., DBS Bank Ltd., Oversea‐Chinese Banking Corporation Limited, New York Agency, Standard Chartered Bank, The Bank of Nova Scotia, Abu Dhabi Commercial Bank PJSC, Banco Santander, S.A., New York Branch, U.S. Bank National Association, Erste Group Bank AG and Intesa Sanpaolo S.P.A. Amsterdam Branch (together, the "Accordion Lenders") and (3) JPMorgan Chase Bank, N.A., Bank of America, N.A., HSBC Continental Europe, Raiffeisen Bank International AG, Société Générale, Canadian Imperial Bank of Commerce, New York Branch and Goldman Sachs Bank USA (together, the "New Accordion Lenders") (the Accordion Lenders and the New Accordion Lenders together the "Additional Commitment Lenders")
Dated:    1 March 2024 (the "Accordion Exercise Signing Date")
We refer to the revolving facility agreement (the "Agreement") dated 6 October 2023 as amended and restated from time to time between Bunge Finance Europe B.V., as Borrower, the Arrangers named therein, the Agent and certain Lenders named therein.
1.    This is an Accordion Increase Certificate. Terms defined in the Agreement have the same meaning in this Accordion Increase Certificate unless given a different meaning in this Accordion Increase Certificate.
2.    We refer to Clause 2.2 (Accordion Increase) of the Agreement:
(a)    Each Additional Commitment Lender agrees to provide the Additional Commitment as set out in the Schedule opposite its name and in accordance with paragraphs (g) and (h) of Clause 2.2 (Accordion Increase), which shall be available for drawing on a revolving basis from the Accordion Increase Date subject to satisfaction of the conditions precedent set forth in clause (b) below until the Final Maturity Date.
(b)    The proposed Accordion Increase Date is the Viterra Acquisition Closing Date (as defined below); provided, that it shall be a condition precedent to the availability of the Additional Commitments that Bunge Global SA (the “Parent”) has delivered to the Agent a certificate in form and substance satisfactory to the Agent confirming that (i) the Viterra Acquisition Closing Date has occurred and (ii) the Viterra (as defined below) unsecured, committed revolving credit facilities referred to in the Business Combination Agreement (as defined below) have been cancelled and prepaid with effect as of the Viterra Acquisition Closing Date. The Parent intends to acquire (the “Viterra Acquisition”) all of the outstanding equity interests of Viterra Limited (together with its direct and indirect subsidiaries) (“Viterra”), pursuant to a Business Combination Agreement, dated June 13, 2023 (the “Business Combination Agreement”), by and among Viterra Limited, the Parent, as buyer, Danelo Limited, as a seller, CPPIB Monroe Canada, Inc., as a seller, Venus Investment Limited Partnership, as a seller and Ocarian Limited, as a seller, for an aggregate share consideration and cash consideration set forth in the Business Combination Agreement. The closing date of the Viterra Acquisition shall be referred to herein as the “Viterra Acquisition Closing Date.” The Additional Commitments shall be cancelled with immediate effect if the Parent notifies the Agent that the Business Combination Agreement (as defined below) has been terminated prior to the Viterra Acquisition Closing Date. In addition, if the Viterra Acquisition Closing Date does not occur on or prior to the Outside Date (as defined below) or there is a public announcement that the Business Combination Agreement has been terminated, the maximum amount available under the Facility Agreement will reduce to Total Commitments of $1,750,000,000 and the Additional Commitments shall be cancelled with immediate effect. In the event that the Additional Commitments are cancelled as contemplated by either of the preceding two sentences, the Borrower will have the right to subsequently request Accordion Increases in accordance with Clause 2.2 (Accordion Increase) of the Agreement in an aggregate amount which when aggregated with the amount of all other Accordion Increases made under Clause 2.2 (Accordion Increase) does not exceed $1,750,000,000. As used herein, the “Outside Date” shall mean the earliest of (a) June 13, 2024 (or solely to the extent the Initial Outside Date (as defined in the Business Combination Agreement in effect as of the Accordion Exercise Signing Date, without giving effect to any amendments thereto) is extended pursuant to Section 9.1(c) of the Business Combination Agreement, the earlier to occur of (x) such Extended Outside Date (as defined in the Business Combination Agreement in effect as of the Accordion Exercise Signing Date, without giving effect to any amendments thereto) and (y) June 13, 2025), and (b) the date that the Business Combination Agreement is terminated or expires in accordance with the terms thereof.
(c)    The Facility Office and address, fax number and attention details for notices of each New Accordion Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.
(d)    The fees related to the Accordion Increase are as follows:
(i)    with respect to the Additional Commitment of each Additional Commitment Lender, in each case that is available under the Facility Agreement as of the Viterra Acquisition Closing Date, an upfront fee will be paid to the Agent (for the account of such Additional Commitment Lender) under the Facility Agreement in an amount equal to 0.25% of such Additional Commitment Lender’s Additional Commitment, earned and payable on the Viterra Acquisition Closing Date; and
(ii)    a commitment fee equal to 35 per cent. of the Applicable Margin will be paid to the Agent (for the account of each Additional Commitment Lender) on the unused and uncancelled Additional Commitments during the period commencing on the Accordion Exercise Signing Date until the Final Maturity Date (for the avoidance of doubt, the commitment fee will accrue on the Additional Commitments commencing on the Accordion Exercise Signing Date notwithstanding that the Additional Commitments will not be established or available until the Viterra Acquisition Closing Date). The accrued commitment fee is payable quarterly in arrears during such quarterly periods starting on the Accordion Exercise Signing Date, on the Final Maturity Date and, if cancelled in full, on the cancelled amount of the relevant Additional Commitment Lender's Additional Commitments at the time the cancellation is effective.

3.    The fees referred to in sub-paragraph 2(d) (above) are payable at the times described in such sub-paragraph 2(d) to the Agent for the account of the Additional Commitment Lenders in full without any set-off, deductions or withholding of any kind and in immediately available, freely transferable, cleared funds to the account notified by the Agent for this purpose. All payments made under this Accordion Increase Certificate are irrevocable, unconditional, non-refundable and not creditable against any other fee payable in connection with the Finance Documents.
4.    This Accordion Increase Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Increase Certificate.
5.    This Accordion Increase Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
6.    The provisions of Clause 43 (Enforcement) of the Agreement shall be incorporated into this Accordion Increase Certificate as if set out in full in this Accordion Increase Certificate and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Accordion Increase Certificate.

[Signature Pages Follow]

SUMITOMO MITSUI BANKING CORPORATION
By: /s/ Jun Ashley
By: Jun Ashley, Director

JPMORGAN CHASE BANK, N.A.
By: /s/ Eduardo Lopez Peiro
By: Eduardo Lopez Peiro, Vice President

CITIBANK, N.A., JERSEY BRANCH
By: /s/ Peter Lemoucheux
By: Peter Lemoucheux, Senior Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By: /s/ Jules Borne
By: Jules Borne, Authorized Signatory By: /s/ Albéric de Rivaz By: Albéric de Rivaz, Authorized Signatory

BANK OF AMERICA, N.A.
By: /s/ Ryan Van Stedum
By: Ryan Van Stedum, Vice President

DEUTSCHE BANK LUXEMBOURG S.A.
By: /s/ S. Lehnert
By: S. Lehnert, Assistant Vice President By: /s/ A. Breyer-Simski By: A. Breyer-Simski, Assistant Vice President

MIZUHO BANK, LTD.
By: /s/ Tracy Rahn
By: Tracy Rahn, Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Michael J. Stein
By: Michael J. Stein, Executive Director

BANK OF MONTREAL
By: /s/ Katherine Robinson
By: Katherine Robinson, Managing Director

By: /s/ Richard Pittam
By: Richard Pittam, Managing Director

By: /s/ Scott Matthews
By: Scott Matthews, Managing Director

ING BANK N.V.
By: /s/ Kiran Sanchit
By: Kiran Sanchit, Managing Director

By: /s/ Lars Vriens
By: Lars Vriens, Managing Director

BNP PARIBAS
By: /s/ Claudia Zarate
By: Claudia Zarate, Managing Director By: /s/ Michael Pearce By: Michael Pearce, Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH
By: /s/ Cara Younger
By: Cara Younger, Managing Director By: /s/ Armen Semizian By: Armen Semizian, Managing Director

COÖPERATIEVE RABOBANK U.A.
By: /s/ T.B.H. Servatius
By: T.B.H. Servatius, Director Proxy B

By: /s/ Steven de Vries Reilingh
By: Steven de Vries Reilingh, Head of TCF Agri Europe

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By: /s/ Sherrie Banks
By: Sherrie Banks, Head of Food, Beverage and Agri, International

COMMONWEALTH BANK OF AUSTRALIA (EUROPE) N.V.
By: /s/ Wilco Hendriks
By: Wilco Hendriks, CEO, Commonwealth bank of Australia (Europe) N.V. By: /s/ Damien Podagiel By: Damien Podagiel, Head of Natural Resources, Energy & Carbon, Europe

DBS BANK LTD.
By: /s/ Kate Khoo
By: Vice President

HSBC CONTINENTAL EUROPE
By: /s/ Jeroen Bakhuizen
By: Jeroen Bakhuizen, CEO HSBC Netherlands

OVERSEA-CHINESE BANKING CORPORATION LIMITED, NEW YORK AGENCY
By: /s/ Charles Ong
By: Charles Ong, General Manager

STANDARD CHARTERED BANK
By: /s/ Robert Newell
By: Robert Newell, Managing Director

THE BANK OF NOVA SCOTIA
By: /s/ Dhirendra Udharamaney
By: Dhirendra Udharamaney, Director

ABU DHABI COMMERCIAL BANK PJSC
By: /s/ Asif Karmally
By: Asif Karmally, Executive Head – International Corporate Banking

BANCO SANTANDER, S.A., NEW YORK BRANCH
By: /s/ Andres Barbosa
By: Andres Barbosa, Managing Director By: /s/ Rita Walz-Cuccioli By: Rita Walz-Cuccioli, Executive Director

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Jason D. King
By: Jason D. King, Vice President

ERSTE GROUP BANK AG
By: /s/ Paul Pehr
By: Paul Pehr, Managing Director By: /s/ Andreas Muresanu By: Andreas Muresanu, Vice President

INTESA SANPAOLO S.P.A. AMSTERDAM BRANCH
By: /s/ Nazario Peluso
By: Nazario Peluso, Relationship Manager Intesa Sanpaolo S.p.A Amsterdam Branch By: /s/ Gianluca Fiore By: Gianluca Fiore, General Manager Intesa Sanpaolo S.p.A Amsterdam Branch

RAIFFEISEN BANK INTERNATIONAL AG
By: /s/ Johanna Aigner
By: Johanna Aigner, Director By: /s/ Hrvoje Frigan By: Hrvoje Frigan, Director

SOCIÉTÉ GÉNÉRALE
By: /s/ Alexis Christodoulou
By: Alexis Christodoulou, Paris Head of Trade and Commodity Finance

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By: /s/ Andrew Millane
By: Andrew Millane, Executive Director and Authorized Signatory

GOLDMAN SACHS BANK USA
By: /s/ Andrew B. Vernon
By: Andrew B. Vernon, Authorized Signatory

Bunge Finance Europe B.V. as Borrower
By: /s/ Rajat Gupta By: Rajat Gupta, President

This Accordion Increase Certificate is accepted by the Agent and the Accordion Increase Date is confirmed as the Viterra Acquisition Closing Date (subject to the Borrower delivering to the Agent a certificate in form and substance satisfactory to it in accordance with sub-paragraph 2(b) above).
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By: /s/ Gaëlle Martin
By: Gaëlle Martin, Chargée d’Affaires Agency

By: /s/ Nicolas Brochot
By: Nicolas Brochot, Chargé d’Affaires Agency